   As filed with the Securities and Exchange Commission on February 12, 2002

                                                      Registration No. 333-66304
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        POST-EFFECTIVE AMENDMENT NO. 1 TO

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                             COR THERAPEUTICS, INC.
             (Exact Name of Registrant as Specified in Its Charter)


         DELAWARE                                     94-3060271
(State or Other Jurisdiction of                    (I.R.S. Employer
 Incorporation or Organization)                   Identification No.)


                                75 SIDNEY STREET
                         CAMBRIDGE, MASSACHUSETTS 02139
                                 (617) 679-7000
                   (Address, including zip code, and telephone
          number, including area code, of principal executive offices)

                           1991 EQUITY INCENTIVE PLAN
                        1991 EMPLOYEE STOCK PURCHASE PLAN
                 1994 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
                     1998 NON-OFFICER EQUITY INCENTIVE PLAN
                            (Full Title of the Plans)

                            JOHN B. DOUGLAS III, ESQ.
                                    PRESIDENT
                             COR THERAPEUTICS, INC.
                                75 SIDNEY STREET
                         CAMBRIDGE, MASSACHUSETTS 02139
                     (Name and Address of Agent For Service)
                                 (617) 679-7000
          (Telephone Number, Including Area Code, of Agent For Service)


                               -------------------
                                    Copy to:
                             David E. Redlick, Esq.
                                Hale and Dorr LLP
                                 60 State Street
                           Boston, Massachusetts 02109
                            Telephone: (617) 526-6000
                            Telecopy: (617) 526-5000

                         DEREGISTRATION OF COMMON STOCK

         On July 31, 2001, COR Therapeutics, Inc. ("COR") filed a Registration Statement on Form S-8, Registration No. 333-66304 (the "Registration Statement"), for the sale of 2,250,000 shares of COR Common Stock, $.0001 par value per share (the "Common Stock"), under the COR Therapeutics, Inc. 1991 Equity Incentive Plan, the COR Therapeutics, Inc. 1991 Employee Stock Purchase Plan, the COR Therapeutics, Inc. 1994 Non-Employee Directors' Stock Option Plan and the COR Therapeutics, Inc. 1998 Non-Officer Equity Incentive Plan (collectively, the "Plans"). On February 12, 2002, pursuant to the terms of an Agreement and Plan of Merger, dated as of December 5, 2001 (the "Merger Agreement"), by and among Millennium Pharmaceuticals, Inc. ("Millennium"), PGM Corporation, a wholly owed subsidiary of Millennium, and COR, PGM Corporation merged with and into COR and COR became a wholly owned subsidiary of Millennium. Pursuant to the Merger Agreement, , except for the COR Therapeutics, Inc. 1991 Employee Stock Purchase Plan, Millennium assumed each of the Plans and the obligations of COR under each of the Plans. The COR Therapeutics, Inc. 1991 Employee Stock Purchase Plan was terminated. This Post-Effective Amendment No. 1 to the Registration Statement is being filed to deregister all of the unsold shares of Common Stock formerly issuable under the COR Therapeutics, Inc. 1991 Equity Incentive Plan, constituting 1,000,000 shares, the COR Therapeutics, Inc. 1991 Employee Stock Purchase Plan, constituting 450,000 shares, the COR Therapeutics, Inc. 1994 Non-Employee Directors' Stock Option Plan, constituting 300,000 shares, and the COR Therapeutics, Inc. 1998 Non-Officer Equity Incentive Plan, constituting 500,000 shares.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 12th day of February, 2002.



                                      COR THERAPEUTICS, INC.


                                      By: /S/ JOHN B. DOUGLAS III
                                          -----------------------
                                          John B. Douglas III
                                          President and Director

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment has been signed by the following persons in the capacities and on the dates indicated.



      SIGNATURE                             TITLE                                   DATE
      ---------                             -----                                   -----
/S/ JOHN B. DOUGLAS III           President and Director                      February 12, 2002
------------------------          (Principal Executive Officer)
John B. Douglas III


/S/ KEVIN P. STARR                Treasurer and Director (Principal           February 12, 2002
-----------------------           Financial and Accounting Officer)
Kevin P. Starr


/S/ MARK J. LEVIN                 Director                                    February 12, 2002
----------------------
Mark J. Levin
